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                                                                    EXHIBIT 99.1

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF SUMMIT DESIGN, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

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The undersigned stockholder of Summit Design, Inc., a Delaware corporation
("Summit"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated __________, 1999, and hereby appoints William V. Botts and C. Albert Koob, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of common stock of Summit that the undersigned is entitled to vote at the Special Meeting of Stockholders of Summit to be held on __________, _____ at ______ a.m., local time, at the Embassy Suites, 9000 S.W. Washington Square Road, Tigard, Oregon 97223 and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR (I) THE BUSINESS COMBINATION OF SUMMIT AND VIEWLOGIC SYSTEMS, INC. AND THE ISSUANCE OF SHARES OF SUMMIT COMMON STOCK TO THE STOCKHOLDERS OF VIEWLOGIC, (II) AN AMENDMENT TO THE CORPORATE CHARTER OF SUMMIT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUMMIT COMMON STOCK FROM 30 MILLION SHARES TO 50 MILLION,
(III) AN AMENDMENT TO THE CORPORATE CHARTER OF SUMMIT TO CHANGE THE COMPANY NAME TO "_______", AND (IV) AS THE PROXIES DEEM ADVISABLE ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS

Please mark votes as in this example: [X]

     For   Against Abstain
    -----  ------- -------
     [ ]     [ ]    [ ]   - the issuance of shares of our common stock to the stockholders of Viewlogic pursuant to the Agreement and Plan of Reorganization among Summit, Viewlogic and Hood Acquisition Corp., a wholly owned subsidiary of Summit, dated as of
                            September 16, 1999;

     [ ]     [ ]    [ ]   - an amendment to our Amended and Restated Certificate of Incorporation
                            increasing the number of shares of our common stock authorized for issuance by 30 million shares to 50 million shares, contingent upon approval of the above stock issuance proposal;

     [ ]     [ ]    [ ]   - an amendment to our Amended and Restated Certificate of Incorporation
                            changing the company's name to " ," contingent and effective upon completion of the business combination with Viewlogic; and

In their discretion, the proxies are authorized to vote or otherwise represent the shares on any and all other business that may properly come before the meeting or any adjournment thereof.

[Stockholder name and address label]

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature:             Date:          Signature:               Date:
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New Address (if applicable)
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